Exhibit 99.1

Media Contact

David Libby

Libby Communications

510.271.0640 x150

dlibby@libbycommunications.com

FOR IMMEDIATE RELEASE

J.L. Halsey Corporation Appoints Robb Wilson as Vice President of Technology

Halsey Subsidiary Lyris Technologies Moves to New Headquarters

Lyris Expands Software and Hosting Products and Services

EMERYVILLE, CA — January 19, 2006 — J.L. Halsey Corporation (OTCBB:JLHY), the largest publicly held company focused solely on email marketing, today named Robb Wilson its Vice President of Technology. In his role Wilson will be responsible for product development and technology strategy across the company’s email marketing brands, currently Lyris Technologies, Sparklist, and EmailLabs.  The Company also announced today that Lyris Technologies, Inc., a subsidiary of J.L. Halsey and leading provider of email marketing solutions, has moved its corporate headquarters from Berkeley, CA to neighboring Emeryville.

Wilson previously served as vice president of development and deliverability for the Lyris® subsidiary, and as vice president of software development for Quris, the high-profile online marketing firm. Robb was the founder of Piper Software, a pioneer in the development of email deliverability solutions. Lyris acquired Piper in November 2004.

In his 12+ years of experience developing email software and digital hardware he has become one of the thought leaders in email marketing, including email deliverability. He is frequently quoted in industry media and has served in leadership roles for the Association for Interactive Marketing’s Council for Responsible Email and the Email Processing Industry Alliance.

“Robb is a terrific choice to lead our technology development,” says Luis Rivera, Chief Operating Officer of J.L. Halsey and Chief Executive Officer of Lyris Technologies, Inc. “I’ve already had the pleasure of working closely with him and have seen his insight into the evolution of the email medium and his enthusiastic leadership.”   Rivera adds, “2005 was an important year for Lyris with the acquisition by Halsey and we’re eagerly looking forward to 2006.  Our new headquarters is a world-class workplace which will allow us to better pursue our growth objectives.”

“It’s an exciting time to be in this industry,” notes Wilson. “In my new role I’m looking forward to working with the great teams across all Halsey companies in pursuing our goal of being the technology leader in email marketing.”

About Lyris Technologies

As a member of the J.L. Halsey family (OTCBB:JLHY) of email technology pioneers, Lyris Technologies joins Sparklist and EmailLabs in providing leading-edge email marketing solutions to the industry’s largest and most diverse array of customers. Over 5,000 companies use Lyris’ email marketing solutions to automate the growth and management of their email lists, as well as publish email campaigns, email newsletters, and email discussion groups. Known for positive ISP relations, outstanding deliverability, and a commitment to permission-based marketing, Lyris solutions are the most trusted in the industry. We believe Lyris’ flagship product, Lyris ListManager, is the world’s best-selling software solution for email marketing while Lyris ListHosting offers the same powerful capabilities in the form of an on-demand web-based service. For more information, visit www.lyris.com.

About EmailLabs

EmailLabs is a leading provider of high-performance email marketing technology solutions to agencies, publishers and marketing, sales and customer service departments of middle-market and Global 2000 companies. The EmailLabs email marketing platform is provided as an ASP (Web-based) service, and is easily customized and integrated with a company’s Web site, sales force automation and CRM technologies. The company provides email marketing solutions to more than 400 companies, including Nokia, Agilent, PalmSource and Jupitermedia. Headquartered in Menlo Park, Calif., EmailLabs was founded in 1999 and is a subsidiary of J.L. Halsey Corporation (OTCBB:JLHY). For more information, visit www.EmailLabs.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our business model, our past operating losses, possible fluctuations in our operating results and our rate of growth, interruptions or delays in our hosting operations, breaches of our security measures, our ability to expand, retain and motivate our employees and manage our growth, and our plans for new product releases. Further information on potential factors that could affect our financial results is included in our annual report on Form 10K, and in our other reports on Form 10Q filed with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

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